Exhibit 99.1

ROC Appoints Federal Law Enforcement Veteran Dr. Kathleen Kiernan to Board of Directors

Dr. Kiernan’s three-decade career and leadership in federal law enforcement and homeland security, combined with executive level private sector biometrics experience, fortifies ROC for its next stage of growth

Denver, CO, June 16, 2026 – Rank One Computing Corporation d/b/a ROC, (Nasdaq: ROC) (“ROC” or the “Company”), a U.S. leader in Vision AI, building unified biometric, video analytics, and decision intelligence solutions, announces the appointment of Dr. Kathleen Kiernan, a preeminent national security leader, to its Board of Directors, effective June 15, 2026. Following the appointment of Dr. Kiernan, the Board will comprise eight directors, five of whom are independent.

“Kathleen understands critical mission environments where national security, law enforcement, and public safety converge,” said ROC CEO, B. Scott Swann. “Her experience will help guide ROC as we scale our technologies across agencies operating in some of the world’s most demanding environments. At a time when American-made identity intelligence is increasingly critical to national security, Dr. Kiernan’s guidance will ensure ROC continues to build technology worthy of the missions it supports.”

Dr. Kiernan’s multi-disciplinary leadership across critical operations for federal law enforcement, homeland security, and biometric identity technology comes at a pivotal moment for American-made Vision AI and biometrics. As the former President of NEC National Security Systems, she helped federal government customers to address mission-critical challenges through biometric identity, AI, machine learning, and computer vision solutions. Dr. Kiernan previously served as Assistant Director for the Office of Strategic Intelligence and Information at the U.S. Bureau of Alcohol, Tobacco and Firearms (ATF), where she led intelligence-driven strategies across explosives, firearms, illegal tobacco diversion, and terrorism. During her 30-year career in federal law enforcement, she has also been deeply involved with the Intelligence Community and served as the ATF’s representative to the Counterterrorism Center (CTC) at the Central Intelligence Agency. Her leadership and operational experience closely align with ROC’s growth strategy and continued expansion of the ROC Vision AI platform. Dr. Kiernan’s insight into national security and critical incident preparedness is a natural fit as ROC continues to execute its strategic growth objectives.

“I spent my career developing, deploying, and overseeing biometric identity, intelligence, and artificial intelligence technologies across the national and public security markets. In today’s high threat global environment, customers increasingly demand trusted solutions as a fundamental requirement for intelligence decision-making and operational effectiveness,” said Dr. Kiernan.

“ROC has established its position as the leading American-built Vision AI technology and is poised to make a crucial contribution to the U.S. national security framework. I am eager to contribute insights from my tenure in the government and the biometrics space to support the Company’s growth objectives, broaden awareness of its differentiated biometrics-driven identity and intelligence capabilities, and help create long-term value for shareholders,” concluded Dr. Kiernan.

Dr. Kiernan is a recognized expert in strategic thinking, strategy development, and facilitating critical incident management exercises across government and private sector organizations and has pioneered several approaches to complex national-level issues. She served for 12 years as a senior member on the International Association of Chiefs of Police (IACP) Terrorism subcommittee and has presented training on Critical Incident Management and Explosives response protocol on a worldwide basis. She is an active member of the Business Executives for National Security (BENS), a network of business leaders contributing expertise and best practices to assist the national security efforts of the U.S. government. Additionally, Dr. Kiernan serves as an adjunct faculty member of the Johns Hopkins School of Education and the Center for Homeland Defense and Security at the Naval Postgraduate School. To broadly apply her expertise, she instituted Kiernan Group Holdings, a women-owned global consulting firm specializing in intelligence, law enforcement, and national security.

Dr. Kiernan holds a Doctorate in Education from Northern Illinois University (with highest honors) and a M.S. in Strategic Intelligence from the Joint Military Intelligence College in Washington, D.C. She also holds a M.A. in International Transactions from George Mason University.

About ROC

ROC is a leading U.S. developer and manufacturer of Vision AI, delivering sovereign biometrics, video analytics, and mission intelligence through a unified platform. This enables agency and integrator partners to unlock faster, more accurate, and cost-efficient capabilities. At its core, ROC transforms raw pixels into real-time operational awareness for defense, public safety, and digital commerce. The Company is headquartered in Denver, Colo., with additional hubs in Grand Rapids, Mich., and Morgantown, W.V. For more information, please visit the Company’s website: www.roc.ai.

Forward-Looking Statements

This Press Release may contain forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident,” and similar statements. The Company may also make written or oral forward-looking statements in its periodic reports to the SEC, in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. A number of factors could cause actual results to differ materially from those contained in any forward-looking statement, including but not limited to the following: (i) the Company’s goals and strategies and (ii) the Company’s future business development, financial condition, and results of operations. Further information regarding these and other risks is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement, except as required under applicable law.

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